EXHIBIT 10.b

                              TERMINATION AGREEMENT


            THIS AGREEMENT, made and entered into as of May 1, 1998 is by and between TECH-SYM CORPORATION, a Nevada corporation (the "Company"), and J. MICHAEL CAMP (the "Employee").


                             W I T N E S S E T H:


            WHEREAS, Employee presently serves the Company or one or more of its subsidiaries as a senior executive officer; and

            WHEREAS, the services of Employee and Employee's business experience and knowledge are of great value to the Company; and

            WHEREAS, the Company considers it prudent to enter into this Agreement with employee in order to ensure Employee's continued services and managerial guidance, to receive the benefits of Employee's business knowledge and experience and to define the nature and terms of Employee's termination benefits;

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Employee hereby agree as follows:

      1. TERM. This Agreement shall commence on the date hereof and shall continue until December 31, 2000; provided, however, that commencing on January 1, 2000, and on each January 1st thereafter, the term of this Agreement shall automatically be extended for one additional year unless at least 90 days prior to such January 1st date, the Company shall have given written notice to Employee of the termination of this Agreement as of the December 31 next following the January 1st in respect of which such notice is given by the Company; and provided further, that this Agreement shall automatically terminate in all events on the earlier of Employee's death or 65th birthday if it has not been earlier terminated as provided above. Termination of this Agreement after a change in control of the Company shall not alter or impair the rights of Employee arising hereunder prior to such termination.

      2. CHANGE IN CONTROL. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred upon, and shall mean:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
      Act) of 25% or more
      of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that the following acquisitions shall not constitute a change of control: (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 2 are satisfied;

            (b) Individuals who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Company's Board of Directors (the "Board"); PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board; or

            (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case unless, immediately following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan(s) (or related trust(s)) of the Company and/or its subsidiaries or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% of more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

            (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which immediately following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
      (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

      3. TERMINATION OF EMPLOYMENT. If a change in control of the Company occurs during the Term while Employee is employed by the Company, Employee shall be entitled to the benefits provided in Section 4 hereof if during the Termination Period (as hereinafter defined) Employee becomes disabled or Employee's employment is terminated, unless such termination is (a) due to Employee's death, (b) by the Company for Cause or Employee's Disability or (c) by Employee for other than Good Reason. For purposes of this Agreement, the "Termination Period" shall mean the period of time beginning with the change in control of the Company and ending on the earlier to occur of Employee's 65th birthday or the third anniversary of such change in control of the Company. If Employee's employment is terminated prior to both (x) a change in control of the Company and (y) May 1, 2000 (such period being the "Alternative Termination Period") either by the Company other than (1) for Cause or (2) Employee's Disability or by Employee for a Good Reason, then Employee shall be entitled to the benefits provided in Section 4(iv) hereof.

      (i) DISABILITY. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from Employee's duties with the Company on a full-time basis for 150 consecutive calendar days, and within 30 days after written Notice of Termination (as defined hereinafter) Employee shall not have returned to the full-time performance of Employee's duties, the Company may terminate Employee's employment for "Disability"; provided, however, a termination of Employee's employment for Disability for purposes of this Agreement shall not alter or impair Employee's rights as a "disabled employee" under any of the Company's employee benefit plans.

      (ii) CAUSE. The Company may terminate Employee's employment for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder only upon (A) the willful and continued failure by Employee to perform substantially Employee's duties with the Company, other than any such failure resulting from Employee's incapacity due to physical or mental illness, which continues unabated after a demand for substantial performance is delivered to Employee by the Board that specifically identifies the manner in which the Board believes that Employee has not substantially performed Employee's duties or (B) Employee willfully engages in gross misconduct materially and demonstrably injurious to the Company. For purposes of this paragraph, an act or failure to act on Employee's part shall be considered "willful" if done or omitted to be done by Employee otherwise than in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board, including at least 50% of the "continuing directors,"as hereinafter defined, at a meeting of the Board called and held for the purpose (after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board), finding that in the good faith opinion of the Board Employee was guilty of conduct set forth in clauses (A) or (B) of the first sentence of this subsection (ii) and specifying the particulars thereof in reasonable detail. The term "continuing director" shall mean an individual who was a member of the Board elected by the public stockholders prior to the time of the change in control of the Company or the individual recommended to succeed a continuing director by a majority of continuing directors.

      (iii) GOOD REASON. Employee may terminate Employee's employment for Good Reason. For purposes of this Agreement "Good Reason" shall mean:

            (A) without Employee's express written consent, Employee is assigned any duties inconsistent with Employee's positions, duties, responsibilities and status with the Company immediately prior to a change in control of the Company, or a change in Employee's reporting responsibilities, titles or offices as in effect immediately prior to a change in control of the Company, or any removal of Employee from or any failure to re-elect or appoint Employee to any of such responsibilities, titles, offices or positions, except in connection with the termination of Employee's employment for Cause or Disability, or as a result of Employee's death, or by Employee for other than Good Reason;

            (B) a reduction in Employee's annual rate of base salary as in effect immediately prior to the change in control of the Company or as the same may be increased from time to time thereafter (referred to hereinafter as the "Base Salary");

            (C) a failure by the Company to continue the Company's Incentive Bonus Plan as the same may be modified from time to time, but substantially in the form in effect immediately prior to the change in control of the Company (the "Bonus Plan"), or a failure by the Company to continue Employee as a participant in the Bonus Plan in at least the same amount (the "Bonus Amount") as the average annual amount paid or payable to Employee with respect to the two full calendar years immediately preceding a change in control of the Company or with respect to such shorter period during which the Employee has been employed by the Company (bonus amounts related to less than a full year shall be annualized);

            (D) the failure by the Company to continue in effect any other employee benefit or compensation plan program or policy, in which Employee is participating immediately prior to a change in control of the Company, unless the Company establishes such new plans, programs or policies as is necessary to provide Employee with substantially comparable benefits; the taking of any action by the Company not required by law that would adversely affect Employee's participation in or reduce Employee's benefits under any of such plans, programs or policies or deprive Employee of any fringe benefit enjoyed by Employee immediately prior to the change in control of the Company;

            (E) the relocation of the Company's principal executive offices to a location outside the greater Houston area, or the Company's requiring Employee to relocate anywhere other than the location of the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with Employee's business travel obligations immediately prior to the change in control of the Company;

            (F) the amendment, modification or repeal of any provision of the Certificate of Incorporation, as amended, or the Bylaws of the Company which was in effect immediately prior to such change in control of the Company, if such amendment, modification or repeal would materially adversely effect Employee's right to indemnification by the Company;

            (G) the failure of the Company to obtain the assumption of the agreement to perform this Agreement by any successor as contemplated in Section 6 hereof; or

            (H) any purported termination of Employee's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph (iv) below and, if applicable, subparagraph (ii) above; and for purposes of this Agreement, no such purported termination shall be effective.

            Employee's right to terminate his employment for Good Reason hereunder shall not be affected by his incapacity due to a physical or mental illness nor shall Employee's continued employment following any circumstance that constitutes Good Reason hereunder, regardless of the length of such continued employment, constitute a consent to or a waiver of Employee's rights hereunder with respect to such circumstance.

            With respect to a termination of Employee's employment during the Alternative Termination Period, "Good Reason" shall be determined as provided in Clauses (A) through (H) above, but by substituting "the Employee's termination of employment" for "the change in control of the Company" where applicable in such clauses.

      (iv) NOTICE OF TERMINATION. Any termination by the Company pursuant to subparagraphs (i) or (ii) above or by Employee pursuant to subparagraph
      (iii) above, shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

      (v) DATE OF TERMINATION. "Date of Termination" shall mean (A) if Employee is terminated for Disability, 30 days after Notice of Termination is given, provided that Employee shall not have returned to the performance of Employee's duties on a full-time basis during such 30-day period, (B) if Employee's employment is terminated pursuant to subparagraph (iii) above, the date specified in the Notice of Termination and (C) if Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided, however, that if within 10 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party in writing that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and provided further, that for purposes of this Section 3, notwithstanding a final determination of the Date of Termination occurring beyond the Termination Period, such termination shall be deemed to have occurred within the Termination Period as of the initial date of the Notice of Termination.

      4.    COMPENSATION DURING DISABILITY OR UPON TERMINATION.

      (i) If during the Termination Period Employee fails to perform Employee's normal duties as a result of incapacity due to physical or mental illness, Employee shall continue during the period of disability to receive Employee's full Base Salary and any awards, deferred and nondeferred, payable during such period of disability under the Bonus Plan, less any amounts paid to Employee during such period of disability pursuant to the Company's disability or sick-leave program(s) until Employee's employment is terminated for Disability pursuant to Section 3(i) hereof. This Section 4(i) shall not reduce or impair Employee's rights to terminate his employment for Good Reason as otherwise provided herein.

      (ii) If during the Termination Period Employee's employment shall be terminated for Cause, the Company shall pay Employee's earned but unpaid Base Salary through the Date of Termination and the Company shall have no further obligations to Employee under this Agreement.

      (iii) If during the Termination Period the Company shall terminate Employee other than pursuant to Section 3(i) or 3(ii) hereof, or if during the Termination Period Employee shall terminate Employee's employment for Good Reason, then the Company shall pay to Employee, by wire transfer or certified or bank cashier's check, the amounts (and at the time or times) specified in subparagraphs A through C below and shall provide Employee the continued welfare benefits as provided in subparagraph D below:

            (A) beginning with the first of the month coincident with or next following the Date of Termination and continuing for each month (or part thereof) during the Termination Period or until Employee's death, if earlier, (the "Employment Period") an amount equal to 1/12th of Employee's Base Salary, reduced by the amount(s), if any, of monthly base salary paid to Employee by another employer for that month or net earnings from self-employment received by Employee that month;

            (B) within 15 business days of (1) the close of each annual bonus period under the Bonus Plan (for purposes of this subparagraph (B), the Bonus Plan, if in existence on the date of the change in control of the Company, shall be deemed to have been continued for the entire Employment Period, regardless of whether it is terminated following such change in control) ending coincident with or subsequent to the Date of Termination and prior to or coincident with the end of the Employment Period, an amount equal to the Bonus Amount and (2) the end or the Employment Period, if the end of the Employment Period does not coincide with the end of an annual bonus period, an amount equal to the product of the Bonus Amount and a fraction the numerator of which is the number of days from the end of the immediately preceding annual bonus period and the denominator of which is 365, reduced by the amount of bonus paid to Employee for such bonus period(s) by another employer;

            (C) within 15 business day after the Date of Termination, an amount equal to that portion of Employee's Base Salary earned, and vacation pay vested for the prior year and accrued for the current year, to the Date of Termination but not paid, and all other amounts previously deferred by Employee or earned but not paid as of such date under all Company bonus or pay plans or programs; and

            (D) the Company shall maintain in full force and effect for the continued benefit of Employee and his dependents for the Employment Period all group life, accidental death and dismemberment, long-term disability and health benefits available to Employee and his dependents by virtue of being an employee of the Company as of the Date of Termination, provided that Employee's continued participation is possible under the general terms and provisions of such plans and programs, and provided further that Employee pays the regular active employee contribution, if any, required by such programs. In the event that participation by Employee in any such plan or program after the Date of Termination is barred pursuant to the terms thereof, the Company shall obtain comparable coverage under individual insurance policies with Employee paying an amount of the premium not greater than that which he would have been required to pay under the Company's group program. At the end of the Employment Period, which end shall be treated by the

            Company as the beginning of Employee's COBRA continuation period for all purposes, the Company shall arrange to make available to Employee and his dependents comparable insurance coverage by taking all action necessary to enable Employee to convert his coverage under the group plans or programs to an individual insurance policy for the benefit of Employee and his dependents, or to assume any individual insurance policies, with Employee paying the full premiums after the end of the Employment Period (or, with respect to any group health plan under which Employee has elected COBRA continuation coverage, after the end of such COBRA continuation period); provided, however, if Employee retires on the Date of Termination, Employee's participation shall continue in such group plans and programs to the extent such group plans and programs provide benefits for retirees. In the event Employee becomes covered by another employer's group plan or programs during the Employment Period, the Company's plans or programs shall be liable for benefits only to the extent such benefits are not covered by the subsequent employer's plans or programs. Notwithstanding anything herein to the contrary, if Employee's continued coverage under any health plan of the Company that is self-insured results in Employee being taxed on such coverage or benefits received thereunder, the Company shall make employee "whole" on an after-tax basis for the consequences of such coverage or benefits under such plan.

      (iv) Subject to Section 5 below, if during the Alternative Termination Period the Company shall terminate Employee other than pursuant to Section 3(i) or Section 3(ii) hereof, or if during the Alternative Termination Period Employee shall terminate Employee's employment for Good Reason, then the Company shall pay to Employee, by wire transfer or certified or bank cashiers check, beginning with the first of the month coincident with or next following the Date of Termination and continuing until April 30, 2000 or Employee's death, if earlier (the "Continuation Period"), an amount equal to 1/12th of Employee's Base Salary, reduced by the amount(s), if any, of monthly base salary paid to Employee by another employer for that month or net earnings from self-employment received by Employee that month.

      5. MITIGATION OF DAMAGES AND EXPENSES. Employee shall be required to mitigate the amount of any payments provided for under Section 4 (iii)(A) and
(B) of this Agreement (but not under Section 4(iv) by making reasonable efforts to seek other employment during the Employment Period; however, Employee shall not be required to accept any employment with respect to which Employee's position, authority, duties or responsibilities shall be in any material respect, as determined by Employee in his good faith opinion, inconsistent with those contemplated in Section 3 of this Agreement or which is based at any office or location outside the greater Houston area.

            If any contest or dispute shall arise under this Agreement involving the termination of Employee's employment with the Company or involving the failure or refusal of the Company, its successors or assigns to perform in accordance with the terms hereof, the Company shall reimburse Employee, on a current basis, for all legal fees and expenses, if any, incurred by Employee in connection with such contest or dispute, together with interest in an amount equal to the base rate of Chase Bank, Texas, from time to time in effect but in no event higher than the maximum legal rate permissible under applicable law on all payments due under the terms of this Agreement and withheld by the Company, its successors or assigns, such interest to accrue from the date such payment(s) become due through the date of payment thereof.

            Employee agrees that during the Continuation Period Employee shall not, in those states in the United States of America in which either the Company or any of its affiliates is then engaged in business or has, at the Date of Termination, adopted plans to commence business within such state(s) within the Continuation Period, directly or indirectly, (i) in any manner whatsoever engage in any capacity with any business competitive with any business then engaged in by the Company or any of its affiliates (collectively, the "Company's Business") for Employee's own benefit or for the benefit of any person or entity other than the Company or any affiliate of the Company, or (ii) have any interest as an owner, sole proprietor, shareholder, partner, lender, director, officer, manager, employee, consultant, agent, member or otherwise in any business competitive with the Company's Business; PROVIDED, HOWEVER, that Employee may own, directly or indirectly, solely as an investment, not more than 1% of the outstanding securities of any person or entity which are listed on any national securities exchange or regularly traded on the Nasdaq Stock Market notwithstanding the fact that such person or entity is engaged in a business competitive with the Company's Business. Employee further agrees that if Employee breaches the foregoing noncompetition provisions of this paragraph, no further payments shall be due Employee pursuant to Section 4(iv) after the date of such breach.

      6.    SUCCESSORS; BINDING AGREEMENT.

            (i) The Company will require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would have been required if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if Employee terminated Employee's employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

            (ii) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to Employee hereunder if Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

      7. NOTICE. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, registered and return receipt requested, postage prepaid, addressed to the respective addresses set forth on the last page of this Agreement, or to such other address as either party shall have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      8. EMPLOYMENT WITH SUBSIDIARIES. Employment with the Company for purposes of this Agreement (other than in Section 3(iii)) includes employment with any corporation in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of stock.

      9. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and by the President or other authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      10. VALIDITY. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

      11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      12. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

      13. CORPORATE APPROVAL. This Agreement has been approved by the Company's Board of Directors, and has been duly executed and delivered by Employee and on behalf of the Company by its duly authorized representative.

      14. ARBITRATION. Any dispute or controversy arising out of or in connection with this Agreement as to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be submitted to arbitration pursuant to the following procedure:

            (a) Either party may demand such arbitration in writing after the controversy arises, which demand shall include the name of the arbitrator appointed by the party demanding arbitration, together with a statement of the matter in controversy.

            (b) Within 15 days after such demand, the other party shall name an arbitrator, or in default thereof, such arbitrator shall be named by the Arbitration Committee of the American Arbitration Association and the two arbitrators so selected shall name a third arbitrator within 15 days or, in lieu of such agreement on a third arbitrator by the two arbitrators so appointed a third arbitrator shall be appointed by the Arbitration Committee of the American Arbitration Association.

            (c) The Company shall bear all arbitration costs and expenses incurred by Employee.

            (d) The arbitration hearing shall be held at a site in Houston, Texas, to be agreed to by a majority of the arbitrators on 10 days' written notice to the parties.

            (e) The arbitration hearing shall be concluded within 10 days unless otherwise ordered by a majority of the arbitrators, and the award thereon shall be made within 10 days after the close of the submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding during the period of this Agreement, and judgment on such award may be entered by either party in the highest court, state or federal, having jurisdiction; provided, however, that Employee shall be entitled to specific performance of Employee's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

            The parties stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising during the period of this Agreement and which is arbitrable as herein set forth. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination of this Agreement.

            Notwithstanding the pendency of any dispute or controversy pursuant to this Section 14, the Company will continue to pay Employee Employee's full Base Salary in effect when the notice giving rise to the dispute was given and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with
Section 3(v) hereof. Amounts paid under this Section 14 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

            IN WITNESS WHEREOF, the Company and Employee have entered into this Agreement effective for all purposes as of the day and year first above written.

                                                TECH-SYM CORPORATION


Dated: June 17, 1998                            By:/s/Wendell W. Gamel
                                                      Chairman

                                                EMPLOYEE


Dated:                                          By: /s/ J. MICHAEL CAMP
                                                        J. Michael Camp

                                                Addresses:

                                                If to the Company:

                                                Tech-Sym Corporation
                                                10500 Westoffice
                                                Houston, Texas 77042-5391
                                                Attn:  General Counsel

                                                If to Employee:
                                                ___________________________
                                                ___________________________
                                                ___________________________